Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Uroplasty, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-107110 and 333-30372) on Form S-8 of Uroplasty, Inc. and Subsidiaries of our report dated June 27, 2006, with respect to the consolidated financial statements which appear in this annual report on Form 10-KSB of Uroplasty, Inc. for the year ended March 31, 2006.
/s/ McGladrey & Pullen, LLP
Minneapolis, Minnesota
June 29, 2006